Exhibit 10.20

Power of Attorney

The enterprise, Beijing Gebi Lvzhou Angel Investment Center (Limited Partnership), whose Unified Social Credit Code is 91110108061343242U, signs this Power of Attorney on 2 August 2019; this Power of Attorney takes effect as of the date of signing. The enterprise owns 0.275% of the equity of Beijing Duoke Information Technology Co., Ltd. (hereinafter referred to as “the Company”) on the date of signing this Power of Attorney.

For the Company equity currently and in the future held by the enterprise (hereinafter referred to as the “Equity Held by the Enterprise”), the enterprise hereby irrevocably authorizes Beijing Dake Information Technology Co., Ltd. (hereinafter referred to as “WFOE”) or the person(s) designated at its sole discretion (including its successor, the liquidator replacing WFOE, if involved) (hereinafter referred to as “Trustee”) as the sole exclusive agent of the enterprise during the term of this Power of Attorney to, on behalf of the enterprise, exercise all rights enjoyed with respect to the Equity Held by the Enterprise under relevant laws and regulations and the Company’s Articles of Association, including but not limited to the following rights (collectively referred to as “Shareholder Rights”):

(a)            Propose to convene, hold and participate in the Company’s shareholder meetings;

(b)            Receive any notice on the convening of the shareholders’ meetings and related proceedings;

(c)             In the name of the corporation, sign and deliver any written resolution on behalf of the enterprise in the capacity of a shareholder;

(d)            Vote in person or by proxy on any matter discussed at the shareholders’ meetings, including but not limited to the sale, transfer, mortgage, pledge or disposal of any or all of the Company’s assets;

(e)             Sell, transfer, pledge or otherwise dispose of any or all of the enterprise’s equity in the Company;

(f)              Nominate, elect, designate, appoint or discuss the Company’s legal representative, directors, general manager, chief financial officer, supervisors and other senior management personnel;

(g)             Supervise the Company’s business performance, approve the Company’s annual budget or announcements of dividends, and review the Company’s financial information at any time;

(h)            Approve the Company to submit any registration documents to the competent government authorities;

(i)                Exercise voting rights on behalf of the shareholders on matters relating to the liquidation of the Company;

(j)               Bring a shareholder lawsuit or take other legal actions against any of the Company’s director or management personnel whose actions prejudice the interests of the Company or its shareholders;

(k)            Approve the amendment of the Company’s Articles of Association; and

(l)                Any other rights of the shareholders conferred by the Company’s Articles of Association or relevant laws and regulations.

The enterprise hereby further agrees and undertakes that:

The Trustee is entitled to sign all documents that are required to be signed by the enterprise as stipulated in the Exclusive Option Agreement signed by the enterprise and WFOE and the Company on 2 August 2019, and the Equity Pledge Agreement signed by the enterprise and WFOE and the Company on 2 August 2019 (including the modification, amendment or restatement of the above documents, collectively referred to as “Transaction Documents”), and perform the Transaction Documents as scheduled. The exercise of such right will not impose any restrictions on this authorization.

All acts of the Trustee with respect to the Equity Held by the Enterprise are regarded as the conduct of the enterprise, and all documents signed are deemed signed by the enterprise, and will be recognized by the enterprise.

WFOE is entitled to transfer the entrustment, and may further entrust other persons or units at its discretion to handle the above matters without prior notice to the enterprise or obtaining the consent of the enterprise. If required by the laws of China, WFOE shall designate a Chinese citizen or other person or unit permitted by the laws of China to exercise the above rights. Once WFOE has notified the enterprise in writing of the transfer of the rights of this Power of Attorney to a third party, the company will immediately withdraw the entrustment and authorization to WFOE and immediately sign a power of attorney in the same format as this Power of Attorney to entrust and authorize the other person nominated by WFOE with the same contents as this Power of Attorney.

The enterprise undertakes not to engage in any acts in violation of the purpose or intent of the Transaction Documents and this Power of Attorney, and not to engage in any acts or omission that may result in conflicts of interest between WFOE and the Company or its subsidiaries; in case of such a conflict of interest, the enterprise shall support the legitimate rights and interests of WFOE and perform the reasonable actions required by WFOE.

During the period when the enterprise is a shareholder of the Company, unless WFOE gives opposite written instructions, this Power of Attorney is irrevocable and continues to be valid, starting from the date of signing the Power of Attorney.

Any dispute arising out of the interpretation and performance of this power of attorney may be submitted by either the enterprise and WFOE or the person(s) designated at its sole discretion (including its successor, the liquidator replacing WFOE, if involved) to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitral procedures and rules in effect at that time. The arbitration shall be conducted in Beijing. The arbitral award is final and binding on all parties. During the arbitration period, except for parts that are under dispute between the enterprise and WFOE or the person(s) designated at its sole discretion (including its successor, the liquidator replacing WFOE, if involved) and pending arbitration, this Power of Attorney shall remain in force.

During the period of this Power of Attorney, the enterprise hereby waives all rights relating to Equity Held by the Enterprise that have been entrusted to WFOE through this Power of Attorney and shall no longer exercise these rights at its discretion.

[There is no text hereunder]

Beijing Gebi Lvzhou Angel Investment Center (Limited Partnership) (seal)

[chopped: Beijing Gebi Lvzhou Angel Investment Center (Limited Partnership)  1101080319339]

Signature:
Position:

WFOE hereby agrees to and accepts this Power of Attorney:

Beijing Dake Information Technology Co., Ltd. (seal)

[chopped: Beijing Dake Information Technology Co., Ltd. 1101052095304]

Signature:

Position:

The Company hereby agrees to and acknowledges this Power of Attorney:

Beijing Duoke Information Technology Co., Ltd. (seal)

[chopped: Beijing Duoke Information Technology Co., Ltd. 1101081481921]

Signature:

Position: